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                                                                   EXHIBIT 10.16




                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                         EL PASO ENERGY PARTNERS, L. P.,

                      EL PASO PARTNERS ACQUISITION, L.L.C.,

                            CRYSTAL GAS STORAGE, INC.

                                       and

                              CRYSTAL HOLDING, INC.









                                 AUGUST 28, 2000


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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE I THE MERGER..............................................................................................2

         SECTION 1.1 The Merger...................................................................................2

         SECTION 1.2 Effective Time...............................................................................2

         SECTION 1.3 Effects of the Merger........................................................................2

         SECTION 1.4 Certificate of Formation and Limited Liability Company Agreement.............................2

         SECTION 1.5 Managing Member..............................................................................2

         SECTION 1.6 Officers.....................................................................................3

         SECTION 1.7 Effect on Membership Interests in Sub........................................................3
                  (a)    Membership Interests in Sub..............................................................3
                  (b)    Cancellation of Treasury Stock and Parent Owned Shares...................................3
                  (c)    Conversion of Shares.....................................................................3

ARTICLE II EXCHANGE PROCEDURE.....................................................................................3

         SECTION 2.1 Exchange of Certificates.....................................................................3
                  (a)    Exchange Procedure.......................................................................3
                  (b)    No Further Ownership Rights in Shares....................................................4
                  (c)    No Fractional Units......................................................................4

ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................................4

         SECTION 3.1 Representations and Warranties of the Company................................................4
                  (a)    Organization, Standing and Power.........................................................4
                  (b)    Subsidiaries.............................................................................4
                  (c)    Capital Structure........................................................................5
                  (d)    Authority; Noncontravention..............................................................5
                  (e)    SEC Documents............................................................................6
                  (f)    Information Supplied.....................................................................7
                  (g)    Absence of Certain Changes or Events.....................................................7
                  (h)    State Takeover Statutes; Absence of Supermajority Provision..............................8
                  (i)    Brokers..................................................................................8
                  (j)    Litigation...............................................................................8
                  (k)    Employees; Employee Benefit Matters......................................................8
                  (l)    Taxes....................................................................................9
                  (m)    [INTENTIONALLY OMITTED.]................................................................10
                  (n)    Environmental Matters...................................................................10
                  (o)    Compliance with Laws....................................................................10
                  (p)    Material Contracts and Agreements.......................................................11
                  (q)    Title to Properties.....................................................................11
                  (r)    Intellectual Property...................................................................12

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
                  (s)    [INTENTIONALLY OMITTED.]................................................................12
                  (t)    Undisclosed Liabilities.................................................................12
                  (u)    Pipeline Imbalances.....................................................................12
                  (v)    [INTENTIONALLY OMITTED].................................................................12
                  (w)    [INTENTIONALLY OMITTED].................................................................12
                  (x)    Board Recommendation and Stockholder Approval...........................................12
                  (y)    Bankruptcy..............................................................................13

         SECTION 3.2 Representations and Warranties of Parent and Sub............................................13
                  (a)    Organization; Standing and Power........................................................13
                  (b)    Authority; Noncontravention.............................................................13
                  (c)    [INTENTIONALLY OMITTED].................................................................14
                  (d)    Brokers.................................................................................14
                  (e)    Litigation..............................................................................14
                  (f)    Subsidiaries............................................................................14
                  (g)    Capital Structure.......................................................................15
                  (h)    SEC Documents...........................................................................15
                  (i)    Absence of Certain Changes or Events....................................................16
                  (j)    Environmental Matters...................................................................16
                  (k)    Compliance with Laws....................................................................16
                  (l)    Material Contracts and Agreements.......................................................16
                  (m)    Title to Properties.....................................................................16
                  (n)    Intellectual Property...................................................................17
                  (o)    Undisclosed Liabilities.................................................................18
                  (p)    Issuance of the Units...................................................................18

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................18

         SECTION 4.1 Conduct of Business of the Company..........................................................18
                  (a)    Ordinary Course.........................................................................18
                  (b)    [INTENTIONALLY OMITTED].................................................................20
                  (c)    Employees...............................................................................20
                  (d)    Other Actions...........................................................................20
                  (e)    Conversion of the Company...............................................................21
                  (f)    Base Gas................................................................................21

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................21

         SECTION 5.1 [INTENTIONALLY OMITTED].....................................................................21

         SECTION 5.2 Access to Information.......................................................................21

         SECTION 5.3 Reasonable Efforts; Notification............................................................22

         SECTION 5.4 [Intentionally omitted].....................................................................24

         SECTION 5.5 Indemnification.............................................................................24

         SECTION 5.6 Fees and Expenses...........................................................................26

         SECTION 5.7 Public Announcements........................................................................26


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
         SECTION 5.8 [INTENTIONALLY OMITTED].....................................................................26

         SECTION 5.9 [INTENTIONALLY OMITTED].....................................................................26

         SECTION 5.10 Partnership Agreement......................................................................26

         SECTION 5.11 Issuance Instructions and Registrations Rights Agreement...................................27

         SECTION 5.12 Assignment of Natural Gas Storage Operating Agreements.....................................27

ARTICLE VI CONDITIONS PRECEDENT..................................................................................27

         SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger..................................27
                  (a)    [INTENTIONALLY OMITTED].................................................................27
                  (b)    Other Approvals.........................................................................27
                  (c)    No Injunctions or Restraints............................................................27

         SECTION 6.2 Conditions to Obligations of Parent and Sub.................................................27

         SECTION 6.3 Condition to Obligations of the Company.....................................................28

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER....................................................................28

         SECTION 7.1 Termination.................................................................................28

         SECTION 7.2 Procedure for Termination, Amendment, Extension or Waiver...................................29

         SECTION 7.3 Effect of Termination.......................................................................29

         SECTION 7.4 Amendment...................................................................................29

         SECTION 7.5 Extension; Waiver...........................................................................29

ARTICLE VIII SPECIAL PROVISIONS AS TO CERTAIN MATTERS............................................................29

         SECTION 8.1 [INTENTIONALLY OMITTED].....................................................................29

         SECTION 8.2 No Solicitation.............................................................................29

         SECTION 8.3 [INTENTIONALLY OMITTED].....................................................................31

ARTICLE IX GENERAL PROVISIONS....................................................................................31

         SECTION 9.1 Survival of Representations, Warranties and Covenants; Indemnification......................31
                  (a)    Survival................................................................................31
                  (b)    Indemnification of Parent and Sub.......................................................31
                  (c)    Indemnification of Company Parent and the Company.......................................31
                  (d)    Limitation on Indemnities...............................................................31
                  (e)    Indemnification Claim Procedures........................................................32
                  (f)    Third Party Recoveries..................................................................32
                  (g)    Definition of "Losses.".................................................................32

         SECTION 9.2 Notices.....................................................................................32

         SECTION 9.3 Definitions.................................................................................33

         SECTION 9.4 Interpretation..............................................................................35


                                      iii
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
         SECTION 9.5 Counterparts................................................................................35

         SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries..............................................35

         SECTION 9.7 Governing Law...............................................................................35

         SECTION 9.8 Assignment..................................................................................35

         SECTION 9.9 Enforcement of the Agreement................................................................36

         SECTION 9.10 Performance by Sub.........................................................................36

         SECTION 9.11 Restrictions on Subsequent Transfers of Units..............................................36

         SECTION 9.12 Severability...............................................................................36

         SECTION 9.13 Joint and Several Obligations..............................................................36


EXHIBITS
Exhibit A:  Unit Terms
Exhibit B:  Form of Registration Rights Agreement

SCHEDULES
Schedule 1: Company Disclosure Document


                                       iv
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                              LIST OF DEFINED TERMS

TERM                                                                                   SECTION
----                                                                                   -------
affiliate                                                                                9.3
Agreement                                                                             recitals
Applicable Acts                                                                          1.1
CERCLA                                                                                   9.3
Certificates                                                                           2.1(a)
Certificate of Merger                                                                    1.2
Code                                                                                 3.1(l)(vi)
Company                                                                               preamble
Company Charter                                                                        3.1(d)
Company HSR Documents                                                                5.2(b)(ii)
Company Permits                                                                        3.1(o)
Delaware LP Act                                                                        3.2(p)
DGCL                                                                                     1.1
Effective Time of the Merger                                                             1.2
El Paso Corporation                                                                   recitals
environmental laws                                                                       9.3
Exchange Act                                                                           3.1(e)
Financial Statements                                                                   3.1(e)
Gas Storage Expansion Project                                                          4.1(a)
General Partner                                                                       recitals
Governmental Entity                                                                    3.1(d)
HSR Act                                                                                3.1(d)
include, includes or including                                                           9.4
Indemnified Parties                                                                    5.4(a)
Internal Reorganization                                                                  9.3
IRS                                                                                    3.1(m)
knowledge                                                                                9.3
Liens                                                                                  3.1(b)
LLC Act                                                                                  1.1
loss or losses                                                                           9.3
material adverse change or material adverse effect                                       9.3
Merger                                                                                recitals
Merger Consideration                                                                   1.7(c)
Parent                                                                                preamble
Parent Benefit Plan                                                                    5.3(a)
Parent Permits                                                                         3.2(i)
Parent HSR Documents                                                                 5.2(b)(ii)
Parent SEC Documents                                                                   3.2(e)
Partnership Agreement                                                                   5.10
person                                                                                   9.3
Prior Merger                                                                          recitals
Recent Financial Statements                                                            3.1(e)
Registration Rights Agreement                                                           5.10
SEC                                                                                    3.1(e)


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
SEC Documents                                                                          3.1(e)
SEC Financial Statements                                                               3.1(e)
Securities Act                                                                         3.1(e)
Share or Shares                                                                       recitals
Shareholder Agreement                                                                 recitals
Sub                                                                                   preamble
subsidiary                                                                               9.3
Surviving Company                                                                        1.1
Tax or Taxes                                                                        3.1(l)(viii)
Tax Return                                                                          3.1(l)(viii)
Units                                                                                    9.3
Unit Certificates                                                                      2.1(a)
Unit Terms                                                                              5.10
Year-End Financial Statements                                                          3.1(e)

         AGREEMENT AND PLAN OF MERGER dated as of August 28, 2000, among EL PASO ENERGY PARTNERS, L.P., a Delaware limited partnership ("Parent"), EL PASO PARTNERS ACQUISITION, L.L.C., a Delaware limited liability company ("Sub"), CRYSTAL HOLDING, INC., a Delaware corporation (the "Company"), and CRYSTAL GAS STORAGE, INC., a Delaware corporation ("Company Parent").

         WHEREAS, El Paso Energy Corporation ("El Paso Corporation") acquired the gas storage facilities and related assets now held by subsidiaries of the Company pursuant to a merger of Crystal Gas Storage, Inc., a Louisiana corporation into Company Parent (the "Prior Merger"), and Parent and El Paso Corporation now desire for Parent, through a subsidiary, to acquire such assets on substantially the same terms and conditions as El Paso Corporation acquired them;

         WHEREAS, (i) El Paso Energy Partners Company, a Delaware corporation (the "General Partner"), is the sole general partner of Parent and holds a 1.0101% membership interest in Sub, and (ii) Parent is the sole managing member of, and holds a 98.9899% membership interest in, Sub;

         WHEREAS, Parent, as the sole managing member of Sub, and the respective Boards of Directors of the Company, the General Partner, Company Parent, as the sole stockholder of the Company, and El Paso Corporation, as the sole stockholder of Company Parent, have approved the acquisition of the Company by Parent on the terms and subject to the conditions of this Agreement and Plan of Merger (this "Agreement");

         WHEREAS, the parties hereto intend that, for tax purposes, the merger of the Company with and into Sub contemplated hereby (the "Merger"), be treated as a contribution of assets to Parent by Company Parent in exchange for Units (herein defined), followed by a contribution of the assets received by the Parent to Sub, and, to effect this intent, the parties are providing that the Company be merged directly with and into Sub;

         WHEREAS, in order to effectuate such contribution to Parent, and acquisition of the Company, Parent, as the sole managing member of Sub, and the respective Boards of Directors of Company Parent, the Company, the General Partner and El Paso Corporation have approved the Merger, upon the terms and subject to the conditions of this Agreement, whereby each issued and outstanding share of common stock, $1.00 par value, of the Company (singularly, "Share" and plurally, "Shares") will be converted into the right to receive a proportionate share of the aggregate merger consideration described in Section 1.7(c);

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Company Parent has executed and delivered a Shareholder Agreement of even date herewith (the "Shareholder Agreement") pursuant to which it has, inter alia, (i) approved the merger of the Company with and into Sub, upon the terms and subject to the conditions of this Agreement, and (ii) entered into certain agreements with Parent and Sub regarding the Shares beneficially owned by it; and



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         WHEREAS, Parent, Sub, the Company and Company Parent desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act (the "LLC Act" and together with the DGCL, the "Applicable Acts"), the Company shall be merged with and into Sub at the Effective Time of the Merger. Following the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving company (the "Surviving Company") and shall succeed to and assume all the rights and obligations of the Company in accordance with the Applicable Acts.

         SECTION 1.2 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the Applicable Acts. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State (the time the Merger becomes effective being the "Effective Time of the Merger").

         SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 18-209 of the LLC Act and Section 259 of the DGCL.

         SECTION 1.4 Certificate of Formation and Limited Liability Company Agreement

                  (a) The Certificate of Formation of Sub, as in effect at the Effective Time of the Merger, shall be the Certificate of Formation of the Surviving Company until thereafter changed or amended as provided therein or by applicable law; provided that such Certificate of Formation shall be amended immediately subsequent to the Effective Time of the Merger to change the name of Sub to Crystal Holding, L.L.C.

                  (b) The Limited Liability Company Agreement of Sub as in effect at the Effective Time of the Merger shall be the Limited Liability Company Agreement of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.5 Managing Member. The sole managing member of Sub at the Effective Time of the Merger shall be the sole managing member of the Surviving Company and shall remain the sole managing member until the earlier of its resignation or removal or until its successor is duly appointed. The Surviving Company shall not have any directors or managers unless, and except to the extent, Sub has any directors or managers at the Effective Time of the Merger.



                                       2
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         SECTION 1.6 Officers. The officers of Sub at the Effective Time of the
Merger shall be the officers of the Surviving Company and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.7 Effect on Membership Interests in Sub. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company:

                  (a) Membership Interests in Sub. Any membership interest in Sub shall be converted into and become fully paid and nonassessable membership interests in the Surviving Company, such that at the Effective Time of the Merger, (i) Parent shall own 98.9899% of the outstanding membership interests in, and, in accordance with Section 1.5, shall be the sole managing member of, the Surviving Company, and
         (ii) the General Partner shall own 1.0101% of the outstanding membership interests in the Surviving Company.

                  (b) Cancellation of Treasury Stock and Parent Owned Shares. All Shares that are owned directly or indirectly by the Company as treasury stock or by any wholly owned subsidiary of the Company, and any Shares owned by Parent, Sub or any other wholly-owned subsidiary of Parent, shall be canceled, and no consideration shall be delivered in exchange therefor.

                  (c) Conversion of Shares. Each issued and outstanding Share (other than Shares to be canceled in accordance with Section 1.7(b)) shall be converted into the right to receive from Parent 170,000 Units (without interest) (all such Units, in the aggregate, shall hereinafter be referred to as the "Merger Consideration").

                                   ARTICLE II

                               EXCHANGE PROCEDURE

         SECTION 2.1 Exchange of Certificates

                  (a) Exchange Procedure. Upon surrender of a certificate, that immediately prior to the Effective Time of the Merger represented outstanding Shares (each, a "Certificate"), for cancellation to Parent, and such other documents as may reasonably be requested by Parent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate (the "Unit Certificate") representing the number of Units into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.7(c), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the Units deliverable upon the surrender of any Certificate. Until surrendered as contemplated by this Section 2.1, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the number of Units, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 1.7(c). If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any delivery pursuant to this Section 2.1 would otherwise escheat to or become the



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         property of any governmental body or agency), the delivery in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto. Any Units that remain unclaimed by holders of Certificates for six months after the Effective Time of the Merger shall be delivered to the Surviving Company upon demand, and any holder of Certificates who has not theretofore complied with this Section 2.1(a) shall thereafter look only to Parent for payment on their claim for Merger Consideration.

                  (b) No Further Ownership Rights in Shares. All Unit Certificates delivered upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, and there shall be no further registration of transfers on the transfer books of the Surviving Company of Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this
         Article II.

                  (c) No Fractional Units. No fractional Units shall be issued in connection with the Merger. Each holder of a Certificate which surrenders a Certificate in accordance with this Article II and would be entitled to receive fractional Units based on the conversion pursuant to Section 1.7(c), will instead receive cash in the amount of $1,000 per Unit in lieu of any fractional Units.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of the Company. Company Parent and the Company, jointly and severally, represent and warrant to, and agree with, Parent and Sub as follows, subject to any exceptions specified in the Company Disclosure Document attached hereto as Schedule I to the extent such exceptions reference a specific Section of this Article III:

                  (a) Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business or in good standing (individually or in the aggregate) would not have, or be reasonably likely to have, a material adverse effect on the Company.

                  (b) Subsidiaries. The Company's subsidiaries are corporations, limited liability companies or general partnerships that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power and authority (or comparable power and authority in the case of limited liability companies or general partnerships) to carry on their respective



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         businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease. The Company's subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not have, or be reasonably likely to have, a material adverse effect on the Company. All the outstanding shares of capital stock of the Company's subsidiaries that are corporations, and all the ownership interests of the Company in its other subsidiaries, have been duly authorized and validly issued and are, except in the case of any subsidiary that is a general partnership, fully paid and nonassessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person. All such stock and ownership interests are owned of record and beneficially by the Company or by a wholly owned subsidiary of the Company, free and clear of all liens, pledges, security interests, charges, claims and other encumbrances of any kind or nature ("Liens"). Except for the capital stock of, or ownership interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity.
         Section 3.1(b) of the Company Disclosure Document sets forth each subsidiary of the Company, the stockholders or other owners of such subsidiary, the equity interest of each such owner and the jurisdiction of formation of such subsidiary.

                  (c) Capital Structure. The authorized capital stock of the Company consists of 1,000 shares of common stock, $1.00 par value, 1,000 shares of which are issued and outstanding. Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are owned by Company Parent, and are validly issued, fully paid and nonassessable and not subject to preemptive rights. No capital stock has been issued by the Company since its formation. There are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other equity or voting securities of, or other ownership interests in, the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                  (d) Authority; Noncontravention. Each of Company Parent and the Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to take such actions, if any, as shall have been taken with respect to the matters referred to in Section 3.1(h). The execution and delivery of this Agreement by Company Parent and the Company and the consummation by Company Parent and the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company Parent and the Company. This Agreement has been duly and validly executed and delivered by Company Parent and the Company, and constitutes a valid and binding obligation of Company Parent and the Company, enforceable against Company Parent and the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by Company Parent and the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Certificate of Incorporation, as amended (the "Company Charter"), or By-laws of the Company or any provision of the comparable organizational documents of its subsidiaries or Company Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise or license applicable to the Company, any of its subsidiaries or Company Parent or their respective properties or assets or (iii) subject to governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause
         (ii), any such conflicts, violations, defaults, rights or liens, security interests, charges or encumbrances that individually or in the aggregate would not have, or be reasonably likely to have, a material adverse effect on the Company and would not, or be reasonably likely to, materially impair the ability of the Company or Company Parent to perform their obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. To the Company's knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including local authorities (a "Governmental Entity"), is required by or with respect to the Company, any of its subsidiaries or Company Parent in connection with the execution and delivery of this Agreement by Company Parent and the Company or the consummation by Company Parent and the Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) the filing of the Certificate of Merger with the Delaware Secretary of State with respect to the Merger, as provided in the Applicable Acts, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have, or be reasonably likely to have, a material adverse effect on the Company.

                  (e) SEC Documents. Company Parent has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange

         Commission ("SEC") since January 1, 1998 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein, collectively referred to herein as the "SEC Documents"). To the Company's knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Section 3.1(e) of the Company Disclosure Document contains complete and accurate copies of (i) the audited financial statements of Company Parent and its consolidated subsidiaries for the fiscal year ended December 31, 1999 (the "Year-End Financial Statements"), and (ii) the unaudited financial statements of Company Parent and its consolidated subsidiaries for the three months ended March 31, 2000 (the "Interim Financial Statements" and, together with the Year-End Financial Statements, the "Recent Financial Statements"). The Recent Financial Statements and the consolidated financial statements of Company Parent included in the SEC Documents (the "SEC Financial Statements" and, together with the Recent Financial Statements, the "Financial Statements") comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein).

                  (f) Information Supplied. None of the information supplied by the Company Parent to El Paso Corporation, prior to the date hereof for the purpose of obtaining approval of the Prior Merger by Company Parent, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents and Section 3.1(g) of the Company Disclosure Document, since December 31, 1998, Company Parent and the Company have conducted their business only in the ordinary course consistent with past practice, and there has not been (i) any event or circumstance that has had or been reasonably likely to have a material adverse effect with respect to the Company or its subsidiaries; (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock;
         (iii) (A) any granting by the Company, Company Parent or any of their respective subsidiaries to any executive officer of the Company, Company Parent or any of their respective subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1998,
         (B) any granting by the Company, Company Parent or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1998, or (C) except in accordance with past practice as to executive officers, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer;
         (iv) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company or its subsidiaries; (v) any change in accounting methods, principles or practices by the Company or Company Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; or (vi) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1.

                  (h) State Takeover Statutes; Absence of Supermajority Provision. The Company has taken all action to assure that no state takeover statute or similar statute or regulation, shall apply to the Merger, the Shareholder Agreement, or any of the other transactions contemplated hereby or by the Shareholder Agreement. Except for the approval of the Merger by Company Parent as the sole stockholder of the Company that was obtained contemporaneously with the execution of this Agreement, no other stockholder action on the part of the Company is required for approval of the Merger and the transactions contemplated hereby.

                  (i) Brokers. No broker, investment banker or other person is entitled to receive from the Company or any of its subsidiaries any investment banking, brokerage or finder's fees in connection with this Agreement or the transactions contemplated hereby, including any fee for any opinion rendered by any investment banker.

                  (j) Litigation. Except as disclosed in the SEC Documents, and
         Section 3.1(j) of the Company Disclosure Schedule, there is no suit, action, proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries that has had or could reasonably be expected to have a material adverse effect on the Company or its subsidiaries or prevent, hinder or materially delay the ability of the Company or Company Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company, Company Parent or any of their respective subsidiaries which has had, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                  (k) Employees; Employee Benefit Matters. The Company and its subsidiaries (i) have no employees, (ii) do not sponsor any employee benefit plans or arrangements and (iii) have no liability or responsibility with respect to any employee benefit plan or arrangement maintained by any other entity, but excluding, in the case of each of
         (i) through (iii), exceptions which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its subsidiaries.

         (l) Taxes.

                  (i) Each of the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member, has timely filed (taking into account any extensions) all Tax Returns required to be filed by it on or before the Effective Time of the Merger and has timely paid or deposited (or the Company has paid or deposited on its behalf) all Taxes and estimated Taxes which are required to be paid or deposited before the Effective Time of the Merger. Each of the Tax Returns filed by the Company or any of its subsidiaries is accurate and complete in all material respects. The Company has delivered or made available to Parent accurate and complete copies of all Tax Returns of the Company and its subsidiaries that have been requested by Parent. The Company shall give Parent an opportunity to review and comment upon any Tax Returns of the Company and its subsidiaries to be filed after the date of this Agreement. No extension or waiver of the limitation period applicable to any of the Tax Returns of the Company or its subsidiaries has been granted, and no such extension or waiver has been requested from any of the Company or its subsidiaries. The Financial Statements reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements;

                  (ii) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, no requests for waivers of the time to assess any such Taxes have been granted or are pending, and there are no tax liens upon any assets of the Company or any of its subsidiaries (except for liens for ad valorem Taxes not yet delinquent and other Taxes not yet due and payable) and no claim has been made by any authority in a jurisdiction where any of the Company and its subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. There are no current examinations of any Tax Return of the Company or any of its subsidiaries being conducted and there are no settlements of any prior examinations which could reasonably be expected to materially adversely affect any taxable period for which the statute of limitations has not run.

                  (iii) None of the Company or its subsidiaries is, or has been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract.

                  (iv) [INTENTIONALLY OMITTED]

                  (v) The limited liability company subsidiaries of the Company are, or will be at the Effective Time of the Merger, treated as disregarded entities for federal income Tax purposes and the assets of such subsidiaries are, or will be at the Effective Time of the Merger, treated as owned directly by the Company for federal income Tax purposes.

                  (vi) No person is required to withhold any amounts pursuant to
         Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), from any delivery of Merger Consideration to holders of Shares pursuant to the Merger. The Company has delivered or made available to Parent accurate and complete copies of all audit reports and similar documents relating to Tax Returns of the Company and its subsidiaries;

                  (vii) As used herein, "Tax" or "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign. As used herein, "Tax Return" shall mean any return, report, statement or information required to be filed with any Governmental Entity with respect to Taxes.

                  (m) [INTENTIONALLY OMITTED.]

                  (n) Environmental Matters. Except as would not have, or be reasonably likely to have, a material adverse effect on the Company,
         (i) the business operations of the Company and its subsidiaries are being conducted, and to the Company's knowledge have at all times been conducted, in compliance with all limitations, restrictions, standards and requirements established under environmental laws, (ii) no facts or circumstances exist that impose on the Company or any of its subsidiaries an obligation under environmental laws to conduct any removal, remediation, or similar response action, or that would form the basis of any claim, action, lawsuit, proceeding or investigation against, or any liability of, the Company or any of its subsidiaries under any environmental law, (iii) there is no obligation, undertaking or liability arising out of or relating to environmental laws that the Company or any of its subsidiaries has agreed to, assumed or retained, by contract or otherwise, or that has been imposed on the Company or any of its subsidiaries by any writ, injunction, decree, order or judgment, (iv) neither the Company nor any of its subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law, and (v) there are no lawsuits, claims, actions, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that arise out of or relate to environmental laws.

                  (o) Compliance with Laws. The Company and its subsidiaries hold all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have, or be reasonably likely to have, a material adverse effect on the Company (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits except where the failure to so comply would not have, or be reasonably likely to have, a material adverse effect on the Company. Neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to the Company or any of its subsidiaries or their respective business, assets or operations, except for violations and failures to comply that have not had, individually or in the aggregate, or could not individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

                  (p) Material Contracts and Agreements. All material contracts of the Company or its subsidiaries have been included in the SEC Documents or in Section 3.1(p) of the Company Disclosure Document, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. Set forth on Section 3.1(p) of the Company Disclosure Document is a complete and accurate listing of all hedging and forward sale arrangements (i) to which the Company or any of its subsidiaries is party or (ii) by which any of the Company's or any of its subsidiaries' assets are bound.

                  (q) Title to Properties.

                           (i) To the Company's knowledge, Section 3.1(q) of the
                  Company Disclosure Document and the SEC Documents list all real property and personal property assets required to be disclosed in periodic reports under the Securities and Exchange Act of 1934, as amended. Each of the Company and each of its subsidiaries has good and defensible title to, or valid leasehold interests in, all its material assets and properties purported to be owned by it in the SEC Documents or in Section 3.1(q) of the Company Disclosure Document, except for such assets and properties as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted. All such assets and properties, other than assets and properties in which the Company or any of the subsidiaries has leasehold interests, are free and clear of all Liens, other than (i) those set forth in the SEC Documents or in
                  Section 3.1(q) of the Company Disclosure Document as not being free and clear of all Liens and (ii) Liens, that, in the aggregate, do not and will not materially interfere with the ability of the Company or any of its subsidiaries to conduct its business as currently conducted or as reasonably expected to be conducted.

                           (ii) Except as would not have, or be reasonably
                  likely to have, a material adverse effect on the Company, each of the Company and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

                  (r) Intellectual Property. The Company and its subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of the Company and its subsidiaries taken as a whole. To the Company's knowledge, (i) the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by the Company and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company and its subsidiaries which has had or could have a material adverse effect on the Company, and (ii) no person is, in any manner that has had or could have a material adverse effect on the Company, infringing on any right of the Company or any of its subsidiaries with respect to any such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs. No claims are pending or, to the Company's knowledge, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

                  (s) [INTENTIONALLY OMITTED.]

                  (t) Undisclosed Liabilities. Except as set forth in the SEC Documents or in Section 3.1(t) of Company Disclosure Document, since the Year-End Financial Statements, neither the Company nor any of its respective subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the Company or its subsidiaries.

                  (u) Pipeline Imbalances. There are no physical natural gas cumulative imbalances with respect to the Company's or any of its subsidiaries' properties which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the Company.

                  (v) [INTENTIONALLY OMITTED]

                  (w) [INTENTIONALLY OMITTED]

                  (x) Board Recommendation and Stockholder Approval. The Board of Directors of both the Company and Company Parent have, by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, are fair to and in the best interests of their respective stockholders, and (ii) resolved to recommend to their respective stockholders that they approve the Merger and the transactions contemplated thereby. Company Parent, the holder of all the outstanding Shares, and El Paso Corporation, the holder of all the outstanding capital stock of Company Parent, acting on such recommendations, have by unanimous vote approved the Merger and the transactions contemplated thereby.

                  (y) Bankruptcy. The case of Company Parent under Chapter 11 of the Bankruptcy Code has been closed under Section 350 of the Bankruptcy Code.

         SECTION 3.2 Representations and Warranties of Parent and Sub. Parent and Sub, jointly and severally, represent and warrant to, and agree with, Company Parent and the Company as follows:

                  (a) Organization; Standing and Power. Parent and Sub are duly organized, validly existing and in good standing under laws of their states of formation and have the requisite company power and authority to carry on their business as now being conducted. Parent and Sub are duly qualified to do business and in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified to do business (individually or in the aggregate) would not have, or be reasonably likely to have, a material adverse effect on Parent.

                  (b) Authority; Noncontravention. Parent and Sub have the requisite company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally and
         (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Sub or any of their subsidiaries under, any provision of (i) the organizational documents of Parent or Sub, each as amended, or any comparable organizational documents of their respective subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or any of their subsidiaries or their respective properties or assets or
         (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation or arbitration award applicable to Parent or Sub or any of their subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations or defaults that individually or in the aggregate would not materially impair the ability of Parent and Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. To Parent's knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub or any of their subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, except for (i) the filing by Parent of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports under Sections 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) filings in Delaware by Sub in connection with the Merger.

                  (c) [INTENTIONALLY OMITTED]

                  (d) Brokers. No broker, investment banker or other person, other than Goldman Sachs & Co., is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub, including any fee for any opinion rendered by any investment banker. Parent is solely responsible for payment of a fee owed to Goldman Sachs & Co. in connection with the transactions contemplated by this Agreement.

                  (e) Litigation. Except as disclosed in the Parent SEC Documents, there is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                  (f) Subsidiaries. Parent's subsidiaries are corporations, limited liability companies or general partnerships that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the requisite company power and authority (or comparable power and authority in the case of limited liability companies or general partnerships) to carry on their respective businesses as they are now being conducted and to own, operate and lease the assets they now own, operate or hold under lease. Parent's subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or the ownership or leasing of their respective properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not have, or be reasonably likely to have, a material adverse effect on Parent. All the outstanding shares of capital stock of Parent's subsidiaries that are corporations, and all the ownership interests of Parent in its other subsidiaries, have been duly authorized and validly issued and are, except in the case of any subsidiary that is a general partnership, fully paid and nonassessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any person. All such stock and ownership interests are owned of record and beneficially by Parent or by a wholly owned subsidiary of Parent, free and clear of all Liens. Except for the capital stock of, or ownership interests in, its subsidiaries, Parent does not own, directly or indirectly, any capital stock, equity interest or other ownership interest in any corporation, partnership, association, joint venture, limited liability company or other entity. The Parent SEC Documents set forth each subsidiary of the Parent and the stockholders or other owners of such subsidiary.

                  (g) Capital Structure. The capital structure of Sub consists of membership units owned in the proportions described in the recitals to this Agreement. There are no outstanding or authorized securities, options, warrants, calls, rights, commitments, preemptive rights, agreements, arrangements or undertakings of any kind to which Sub is a party, or by which any of them is bound, obligating Sub to issue, deliver or sell, or cause to be issued, delivered or sold, any equity or voting securities of, or other ownership interests in, Sub or of any of its subsidiaries or obligating Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of December 31, 1999, Parent had (i) 26,739,065 common units, 289,699 preference units, and no Units issued and outstanding, representing 99.0% of the equity interest in Parent, and (ii) a general partner interest, representing 1.0% of the equity interest in Parent. Parent has the authority, without obtaining unitholder consent, to issue any type and number of equity interest so long as such interest is not senior in rights to distribution or liquidation to the outstanding preference units.

                  (h) SEC Documents. Parent has filed all SEC Documents (the "Parent SEC Documents") with the SEC since January 1, 1998. To Parent's knowledge, as of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein).

                  (i) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents, since Parent's most recent audited financial statements, there has not been any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which alone or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on Parent.

                  (j) Environmental Matters. Except as would not have, or be reasonably likely to have, a material adverse effect on Parent, (i) the business operations of Parent and its subsidiaries are being conducted, and to Parent's knowledge have at all times been conducted, in compliance with all limitations, restrictions, standards and requirements established under environmental laws, (ii) no facts or circumstances exist that impose on Parent or any of its subsidiaries an obligation under environmental laws to conduct any removal, remediation, or similar response action, or that would form the basis of any claim, action, lawsuit, proceeding or investigation against, or any liability of, Parent or any of its subsidiaries under any environmental law, (iii) there is no obligation, undertaking or liability arising out of or relating to environmental laws that Parent or any of its subsidiaries has agreed to, assumed or retained, by contract or otherwise, or that has been imposed on Parent or any of its subsidiaries by any writ, injunction, decree, order or judgment, (iv) neither Parent nor any of its subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law, and (v) there are no lawsuits, claims, actions, investigations or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that arise out of or relate to environmental laws.

                  (k) Compliance with Laws. Parent and its subsidiaries hold all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities, except where the failure to so hold would not have, or be reasonably likely to have, a material adverse effect on Parent (the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits except where the failure to so comply would not have, or be reasonably likely to have, a material adverse effect on Parent. Neither Parent nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, permit or order of any Federal, state or local government, domestic or foreign, or any Governmental Entity, any arbitration award or any judgment, decree or order of any court or other Governmental Entity, applicable to Parent or any of its subsidiaries or their respective business, assets or operations, except for violations and failures to comply that have not had, individually or in the aggregate, or could not individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent.

                  (l) Material Contracts and Agreements. All material contracts of Parent or its subsidiaries have been included in the Parent SEC Documents except for those contracts not required to be filed pursuant to the rules and regulations of the SEC.

                  (m) Title to Properties.

                           (i) To Parent's knowledge, the Parent SEC Documents
                  list all real property and personal property assets required to be disclosed in periodic reports under the Exchange Act. Each of Parent and each of its subsidiaries has good and defensible title to, or valid leasehold interests in, all its material assets and properties purported to be owned by it in the Parent SEC Documents, except for such assets and properties as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted or as reasonably expected to be conducted. All such assets and properties, other than assets and properties in which Parent or any of the subsidiaries has leasehold interests, are free and clear of all Liens, other than (i) those set forth in the Parent SEC Documents as not being free and clear of all Liens and (ii) Liens, that, in the aggregate, do not and will not materially interfere with the ability of Parent or any of its subsidiaries to conduct its business as currently conducted or as reasonably expected to be conducted.

                           (ii) Except as would not have, or be reasonably
                  likely to have, a material adverse effect on Parent, each of Parent and each of its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of Parent and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

                  (n) Intellectual Property. Parent and its subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs which are material to the condition (financial or otherwise) or conduct of the business and operations of Parent and its subsidiaries taken as a whole. To Parent's knowledge, (i) the use of such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs by Parent and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Parent and its subsidiaries which has had or could have a material adverse effect on Parent, and (ii) no person is, in any manner that has had or could have a material adverse effect on Parent, infringing on any right of Parent or any of its subsidiaries with respect to any such patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs. No claims are pending or, to Parent's knowledge, threatened that Parent or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

         (o) Undisclosed Liabilities. Except as set forth in the Parent SEC Documents, since Parent's most recent audited financial statements, neither Parent nor any of its subsidiaries had, and since such date neither Parent nor any of such subsidiaries has incurred (except in the ordinary course of business), any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on Parent.

         (p) Issuance of the Units. The issuance of the Units pursuant to
Section 1.7(c) by Parent in connection with the Merger has been duly authorized and approved by all requisite partnership action, and such Units will, when issued in consideration for the Shares pursuant to this Agreement, be validly issued, fully paid and non-assessable; provided, however, that, any representation or warranty with respect to the non-assessability of the Units is subject to the qualifications under (i) Section 17-303(a) of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and (ii) Section 17-607 of the Delaware LP Act. When issued, the Units will be free and clear of all liens and other encumbrances except for those created by (i) the Partnership Agreement; (ii) the Registration Rights Agreement; (iii) federal and state securities laws, and (iv) the Delaware LP Act.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1 Conduct of Business of the Company.

         (a) Ordinary Course. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically contemplated by the terms of this Agreement), the Company shall and shall cause its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted at the date hereof (including the on-going expansion project at the Company's Mississippi gas storage operations (the "Gas Storage Expansion Project"), which is being undertaken in the ordinary course of business) and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, in each case consistent with past practice, to the end that their goodwill and ongoing businesses shall be unimpaired to the fullest extent possible at the Effective Time of the Merger. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or other equity interest, other than dividends and distributions by any subsidiary of the Company to the Company or a wholly-owned subsidiary of the Company, (B) split, combine or reclassify any of its capital stock or other equity interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interest or (C) purchase, redeem or otherwise acquire any shares of capital stock or other equity interest of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such interest or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or other equity interest, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (iii) amend the Company Charter, By-laws or other comparable charter or organizational document;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the stock or other equity interest or assets of, or by any other manner, any business or any corporation, partnership, association, joint venture, limited liability company or other entity or division thereof or (B) any assets that would be material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of supplies and inventory in the ordinary course of business consistent with past practice;

                  (v) sell, lease, mortgage, pledge, grant a Lien on or otherwise encumber or dispose of any of its properties or assets, except (A) sales of inventory in the ordinary course of business consistent with past practice, (B) other transactions involving not in excess of $500,000 in the aggregate and (C) the creation of Liens in connection with working capital borrowings under revolving credit facilities incurred in accordance with Section 3.1(a)(vi);

                  (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement with respect to any of the foregoing, except for working capital borrowings under revolving credit facilities that are (1) incurred in the ordinary course of business,
         (2) on terms customary for facilities of this type and (3) prepayable without premium or penalty; provided the Company notifies Parent of the entering into of any such facilities and of any drawdowns made thereunder; or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any subsidiary of the Company;

                  (vii) make or incur any new capital expenditure with respect to 2000, which, singly or in the aggregate with all other expenditures, would exceed $500,000 or enter into any material agreements or commitments with respect to capital expenditures without the prior written consent of Parent (which consent shall not be unreasonably withheld);

                  (viii) make any material election relating to Taxes or settle or compromise any material Tax liability;

                  (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice;

                  (x) release any party from or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

                  (xi) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                  (xii) change any material accounting principle used by it, except as required by regulations promulgated by the SEC or the Financial Accounting Standards Board;

                  (xiii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises in consultation and cooperation with Parent, and, with respect to any such settlement, with the prior written consent of Parent, such consent not to be unreasonably withheld;

                  (xiv) enter into any forward sale or hedging arrangements with respect to natural gas transportation or storage or any other products; or

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

         (b) [INTENTIONALLY OMITTED]

         (c) Employees. Neither the Company nor any of its subsidiaries shall hire or otherwise directly or indirectly acquire any employees during the period from the date of this Agreement to the Effective Time of the Merger.

         (d) Other Actions. Neither Company Parent nor the Company shall, nor shall they permit any of their subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of Company Parent or the Company set forth in this Agreement become untrue.

         (e) Conversion of the Company. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that, prior to the Effective Time of the Merger, it shall take the actions necessary to be converted into, or otherwise become by merger or otherwise (collectively "conversion"), a new single member limited liability company organized under the Delaware Limited Liability Company Act. Notwithstanding references in this agreement to the Company as a corporation and having attributes associated therewith, at the Effective Time of the Merger, the Parties hereby acknowledge and agree that the Company shall be in the form of a Delaware limited liability company and that all references to the Company herein with terms associated with a corporation (i.e. shares, shareholders, etc.) shall be deemed to reference the corresponding term with respect to a limited liability company (i.e. membership interests, members, etc.), provided that the Merger Consideration shall be neither decreased nor increased as a result of the operation of this paragraph.

         (f) Base Gas. Subject to changes in fuel gas and gas used to settle operational balancing accounts, the Company will maintain its current base gas levels at its gas storage facilities, which levels the Company believes are adequate to meet current contractual needs and to avoid damage to the storage facilities.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.1 [INTENTIONALLY OMITTED]

SECTION 5.2 Access to Information.

         (a) During the period from the date hereof to the Effective Time of the Merger, except to the extent otherwise required by United States regulatory considerations:

                  (i) The Company shall, and shall cause each of its subsidiaries, officers, counsel, financial advisors and other representatives to, afford to Parent, and to Parent's accountants, counsel, financial advisors and other representatives, reasonable access to the Company's and its subsidiaries' respective properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its subsidiaries, officers, counsel, financial advisors and other representatives to, furnish promptly to Parent,

         (A) a copy of each report, schedule, registration statement and other document filed by the Company during such period pursuant to the requirements of Federal or state securities laws, and

         (B) all other information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request so as to afford Parent a reasonable opportunity to make at its sole cost and expense such review, examination and investigation of the Company and its subsidiaries as Parent may reasonably desire to make. The Company agrees to advise Parent of all material developments with respect to the Company, its subsidiaries and their respective assets and liabilities.

                  (ii) The Company shall promptly notify Parent of any notices from or investigations by Governmental Entities that could materially affect the Company's business or assets or the consummation of the Merger. Parent will promptly notify the Company of any notices from or investigations by Governmental Entities that could materially affect Parent's consummation of the Merger.

                  (iii) Except as required by law each of the Company and Parent shall, and shall cause its respective directors, officers, accountants, counsel, financial advisors and representatives and affiliates to, (i) hold in confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all nonpublic information concerning the other party furnished in connection with the transactions contemplated by this Agreement until such time as such information becomes publicly available (otherwise than through the wrongful act of such person),
         (ii) not release or disclose such information to any other person, except in connection with this Agreement to its auditors, attorneys, financial advisors, other consultants and advisors, and (iii) not use such information for any competitive or other purpose other than with respect to its consideration and evaluation of the transactions contemplated by this Agreement. Any investigation by any party of the assets and business of the other party and its subsidiaries shall not affect any representations and warranties hereunder or either party's right to terminate this Agreement as provided in Article VII.

         (b) In the event of the termination of this Agreement, each party promptly will deliver to the other party (and destroy all electronic data reflecting the same) all documents, work papers and other material (and any reproductions or extracts thereof and any notes or summaries thereto) obtained by such party or on its behalf from such other party or its subsidiaries as a result of this Agreement or in connection therewith so obtained before or after the execution hereof.

SECTION 5.3 Reasonable Efforts; Notification.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 5.3, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with

Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, each of the Company (including its Board of Directors, as applicable) and Parent (including the General Partner's Board of Directors, as applicable) shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and (iii) cooperate with each other in the arrangements for refinancing any indebtedness of, or obtaining any necessary new financing for, the Company and the Surviving Company.

         (b) The Company or Company Parent shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to Company Parent, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

         (c) Each of the parties hereto (and, in the case of the Company, its ultimate controlling person, as necessary) shall file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties hereto (and, in the case of the Company, its ultimate controlling person, as necessary) agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act.

         (d) Except as otherwise required by United States regulatory considerations, the Company will furnish to Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to Parent and Sub, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Company HSR Documents")) between the Company, or any of its respective representatives, on the one hand, and any Governmental Entity, or members of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (x) with respect to documents and other materials filed by or on behalf of the Company with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by Parent and Sub, copies will not be required to be provided to Akin, Gump, Strauss, Hauer & Feld, L.L.P. and (y) with respect to any Company HSR Documents (1) that contain any information which, in the reasonable judgment of Fried, Frank, Harris, Shriver & Jacobson, special counsel to the Company, should not be furnished to Parent or Sub because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of the Company to furnish any such Company HSR Documents to Akin, Gump, Strauss, Hauer & Feld, L.L.P. shall be satisfied by the delivery of such Company HSR Documents on a confidential basis to Akin, Gump, Strauss, Hauer & Feld, L.L.P. pursuant to a confidentiality agreement in form and substance reasonably satisfactory to Parent. Except as otherwise required by United States regulatory considerations, Parent and Sub will furnish to Fried, Frank, Harris, Shriver & Jacobson copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof (collectively, "Parent HSR Documents")) between Parent, Sub or any of their respective representatives, on the one hand, and any Governmental Entity, or member of the staff of such agency or authority, on the other hand, with respect to this Agreement or the Merger; provided, however, that (x) with respect to documents and other materials filed by or on behalf of Parent or Sub with the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any state attorneys general that are available for review by the Company, copies will not be required to be provided to Fried, Frank, Harris, Shriver & Jacobson and (y) with respect to any Parent HSR Documents (1) that contain information which, in the reasonable judgment of Akin, Gump, Strauss, Hauer & Feld, L.L.P., should not be furnished to the Company because of antitrust considerations or (2) relating to a request for additional information pursuant to Section (e)(1) of the HSR Act, the obligation of Parent and Sub to furnish any such Parent HSR Documents to Fried, Frank, Harris, Shriver & Jacobson shall be satisfied by the delivery of such Parent HSR Documents on a confidential basis to Fried, Frank, Harris, Shriver & Jacobson pursuant to a confidentiality agreement in form and substance reasonably satisfactory to the Company.

         (e) At the election of Parent, the Company and Parent shall use reasonable efforts to defend all litigation under the Federal or state antitrust laws of the United States which if adversely determined would, in the reasonable opinion of Parent (based on the advice of outside counsel), be likely to result in the failure of the condition set forth in Section 6.1(b) not being satisfied, and to appeal any order, judgment or decree, which if not reversed, would result in the failure of such condition. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed so as to require Parent, Sub or the Company, or any of their respective subsidiaries or affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any assets or businesses of Parent, Sub, the Company or the Surviving Company (or to require Parent, Sub, the Company or any of their respective subsidiaries or affiliates to agree to any of the foregoing). The obligations of each party under Section 5.3(a) to use reasonable efforts with respect to antitrust matters shall be limited to compliance with the reporting provisions of the HSR Act and with its obligations under this Section 5.3(e).

SECTION 5.4 [Intentionally omitted]

SECTION 5.5 Indemnification.

         (a) The Company and Company Parent shall, and from and after the Effective Time of the Merger, Parent and the Surviving Company shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer or director of the Company or any of its subsidiaries or an employee of the Company or any of its subsidiaries who acts as a fiduciary under the employee benefit plans of any of them (but, with respect to such employees, only to the extent (if any) indemnified by the Company as of the date hereof) (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or such employee of the Company or any subsidiary whether pertaining to any matter existing or occurring at or prior to the Effective Time of the Merger and whether asserted or claimed prior to, or at or after, the Effective Time of the Merger (including arising out of or relating to the Merger, the consummation of the transactions contemplated herein, and any action taken in connection therewith). Any Indemnified Party wishing to claim indemnification under this Section 5.5, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company (or after the Effective Time of the Merger, Parent and the Surviving Company), but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.5, except to the extent such failure materially prejudices such party. Parent or the Surviving Company shall have the right to assume the defense thereof. If Parent or the Surviving Company does not assume the defense, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties. The Indemnified Party will cooperate in the defense of any such matter. Parent shall not be liable for any settlement effected without its prior written consent.

         (b) Parent shall purchase and maintain in effect for the benefit of the Indemnified Parties for a period of six years after the Effective Time of the Merger, directors' and officers' liability insurance of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties than that maintained by the Company and its subsidiaries as of the date of this Merger Agreement with respect to matters arising before the Effective Time of the Merger, provided that Parent shall not be required to pay an annual premium of such insurance in excess of three times the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

         (c) All rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the Indemnified Parties as provided in the charter documents or by-laws of the Company or its subsidiaries and in any indemnification agreements to which they are parties shall survive the Merger, and the Surviving Company shall continue such indemnification rights for acts or omissions prior to the Effective Time of the Merger in full force and effect in accordance with their terms and Parent shall be financially responsible therefor.

         (d) If the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made, and Parent shall cause them to be so made, so that the successors and assigns of the Surviving Company, which, in the reasonable good faith opinion of the Surviving Company, shall be financially responsible persons or entities, assume the obligations set forth in this Section 5.6.

         (e) The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, his heirs and representatives.

         SECTION 5.6 Fees and Expenses. Except as provided in Article VIII, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         SECTION 5.7 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except that each party may respond to questions from stockholders and other equity owners, and Parent may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

         SECTION 5.8 [INTENTIONALLY OMITTED]

         SECTION 5.9 [INTENTIONALLY OMITTED]

         SECTION 5.10 Partnership Agreement. As soon as reasonably practicable after the Effective Time of the Merger, Parent will execute and deliver, or cause to be executed and delivered, an amendment to the Amended and Restated Agreement of Limited Partnership of Parent dated as of February 19, 1993 (as amended from time to time, the "Partnership Agreement"), or, at Parent's sole discretion, an amendment and restatement of the Partnership Agreement, creating the Units, which amendment or amendment and restatement will include the provisions contained in Exhibit A hereto or substantially equivalent provisions (the "Unit Terms").

         SECTION 5.11 Issuance Instructions and Registrations Rights Agreement. Unless otherwise instructed by Company, Parent will issue the Units to Company Parent. At or prior to the Effective Time of the Merger, Parent and Company Parent will execute and deliver a Registration Rights Agreement (the "Registration Rights Agreement"), which will be substantially in the form of Exhibit B hereto.

         SECTION 5.12 Assignment of Natural Gas Storage Operating Agreements. Prior to the Effective Time of the Merger, Company Parent has assigned or will assign to the Company its rights and obligations under (i) the Natural Gas Storage Agreement dated January 5, 2000, among Tennessee Gas Pipeline Company, Company Parent and Petal Gas Storage, L.L.C., and (ii) the Natural Gas Storage Agreement dated January 5, 2000, among Tennessee Gas Pipeline Company, Company Parent and Hattiesburg Gas Storage Company.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

                  (a) [INTENTIONALLY OMITTED]

                  (b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, shall have occurred or shall have been obtained.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts, subject to the limitations set forth in Section 5.4 hereof, to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

         SECTION 6.2 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the following conditions:

                  (a) that Company shall have performed in all material respects all obligations to be performed by it under this Agreement prior to the Effective Time of the Merger;

                  (b) each of the representations and warranties of the Company and Company Parent contained in Section 3.1 shall be true and correct in all material respects (disregarding for these purposes any materiality qualifications contained therein) when made and as of the Effective Time of the Merger as if made on and as of such date

         (provided that such representations and warranties which are by their express provisions made as of a specific date need be true and correct only as of such specific date); and

         SECTION 6.3 Condition to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the conditions that (a) Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement prior to the Effective Time of the Merger, and (b) each of the representations and warranties of Parent and Sub contained in Section 3.2 shall be true and correct in all material respects (disregarding for these purposes any materiality qualifications contained therein) when made and as of the Effective Time of the Merger as if made on and as of such date (provided that such representations and warranties which are by their express provisions made as of a specific date need be true and correct only as of such specific date).

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the
Company:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company:

                  (i) if the Merger shall not have been consummated on or before September 29, 2000, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree or ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger and the other matters contemplated hereby; or

                  (ii) if any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or shall have taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) by the Company or Parent in accordance with the provisions of
Section 8.2;

         (d) Parent, if the Company or Company Parent breaches any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement which breach or failure (x) would give rise to the failure of a condition set forth in
Section 6.2(a) or 6.2(b) and (y)
cannot be or has not been cured within 30 days following receipt of written notice of such breach; or

         (e) by the Company or Company Parent, if Parent or Sub breaches any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement which breach or failure (x) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (y) cannot be or has not been cured within 30 days following receipt of written notice of such breach.

         SECTION 7.2 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.4 or an extension or waiver pursuant to Section
7.5 shall, in order to be effective, require in the case of (i) the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors, (ii) Parent, acting by the General Partner's Board of Directors or the duly authorized designee or its Board of Directors; (iii) Sub, action by its sole managing member or the duly authorized designee of its sole managing member.

         SECTION 7.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of Parent, Sub or the Company, or any director, officer, or stockholder thereof, other than the confidentiality provisions of Sections 5.1 and the provisions of Sections 3.1(i), 3.2(c), 5.5, 7.3, 8.2, 8.3 and Article IX.

         SECTION 7.4 Amendment. This Agreement may be amended by the Parties at any time upon their mutual agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 7.5 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                    SPECIAL PROVISIONS AS TO CERTAIN MATTERS

         SECTION 8.1 [INTENTIONALLY OMITTED]

         SECTION 8.2 No Solicitation.

                  (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer or director of, or any investment banker, attorney or other advisor, agent or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit or initiate the submission of any takeover proposal, (ii) enter into any agreement (other than confidentiality and standstill agreements in accordance with the immediately following proviso) with respect to any takeover proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its subsidiaries or any investment banker, attorney or other advisor, agent or representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a material breach of this Agreement by the Company. For purposes of this Agreement, "takeover proposal" means (i) any proposal, other than a proposal by Parent or any of its subsidiaries, for a merger or other business combination involving the Company, (ii) any proposal or offer, other than a proposal or offer by Parent or any of its subsidiaries, to acquire from the Company or any of its subsidiaries in any manner, directly or indirectly, an equity interest in the Company or any subsidiary, any voting securities of the Company or any subsidiary or a material amount of the assets of the Company and its subsidiaries, taken as a whole, or (iii) any proposal or offer, other than a proposal or offer by Parent or any of its subsidiaries, to acquire from the stockholders of the Company by tender offer, exchange offer or otherwise more than 20% of the outstanding Shares.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to Sections 7.1 (a), (b) or (d), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

                  (c) In the event that the Board of Directors of the Company or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or take any action having such effect, or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal, or (iii) fail to reaffirm its approval or recommendation of this Agreement and the Merger within two days after a request by Parent, Parent may terminate this Agreement.

                  (d) [INTENTIONALLY OMITTED]

                  (e) The Company promptly shall advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or that could reasonably be expected to lead to any takeover proposal, the identity of the person making any such takeover proposal or inquiry and the material terms of any such takeover proposal or inquiry. The Company shall provide Parent with copies of all written materials received in connection with any such takeover proposal and shall keep Parent fully informed of the status and material terms of any such takeover proposal or inquiry.

                  (f) The Company shall each immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any takeover proposal.

         SECTION 8.3 [INTENTIONALLY OMITTED]

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 Survival of Representations, Warranties and Covenants; Indemnification.

                  (a) Survival. Each representation, warranty, covenant and other obligation of Parent, Sub, Company Parent and the Company contained herein will survive the Effective Time of the Merger and continue in full force and effect for one (1) year thereafter.

                  (b) Indemnification of Parent and Sub. Subject to the limitations set forth in this Section 9.1, Company Parent hereby agrees to release, indemnify, protect, defend and hold harmless Parent and Sub from and against any and all losses of any kind or character, to the extent the same arise out of any material inaccuracy, violation or breach by Company Parent or the Company of any representation, warranty, covenant or other obligation set forth in this Agreement.

                  (c) Indemnification of Company Parent and the Company. Subject to the limitations set forth in this Section 9.1, Parent and Sub hereby agree to release, indemnify, protect, defend and hold harmless Company Parent and the Company from and against any and all losses of any kind or character, to the extent the same arise out of any material inaccuracy, violation or breach by Buyer of any representation, warranty, covenant or other obligation set forth in this Agreement.

                  (d) Limitation on Indemnities. Absent fraud perpetrated by an indemnified party, notwithstanding anything to the contrary in this Agreement, the indemnities for any inaccuracy in, violation of or breach of any representation, warranty, covenant or other obligation in this Agreement (as limited in this Section 9.1) are each party's sole and exclusive remedy for all inaccuracies in, violations of or breaches of such representation, warranty, covenant or other obligation, and for any independent common-law or statutory rights or remedies that such party may have at any time now and in the future with respect to any and all such inaccuracies, violations or breaches by the other party with respect to any such representation or warranty. Company Parent's and the Company's combined aggregate liability for losses under this
Section 9.1 related to breaches or violations of the representations, warranties, covenants or other obligations contained in this Agreement will not exceed 50% of $170 million. After the Effective Time of the Merger, none of Parent, Sub, Company Parent or the Company will have any liability for losses under this Section 9.1 related to inaccuracies, violations or breaches of the representations, warranties, covenants or other obligations contained in this Agreement unless and until the combined aggregate losses claimed under this Section 9.1 exceeds $1,000,000 (the "Threshold Amount"); provided that the Parent, Sub, Company Parent or the Company shall not have any liability with respect to the first $1,000,000 of damages under any circumstances. At the election of the Parent, indemnification payments made by the Company or Company Parent under this Section 9.1(d) may be satisfied by payments in cash or by redemption of Units in an aggregate liquidation value equal to the amount of the loss being indemnified hereunder; provided, however, that the cash indemnification payments made under this Agreement shall in no event exceed $15,000,000 in the aggregate.

                  (e) Indemnification Claim Procedures. If any proceeding is commenced in which any party hereto entitled to indemnification hereunder is a party hereto which may give rise to a claim for indemnification against the other party hereto, or if any party hereto entitled to payment hereunder from the other party hereto for any losses incurred by such party, then the party to be indemnified shall give notice thereof to the indemnifying party. Failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to the indemnified party except to the extent the defense of such proceeding is materially and irrevocably prejudiced by the indemnified party's failure to give such notice. Any such notice is valid and entitles the party to be indemnified to indemnification if it is delivered no later than sixty (60) days after this Agreement is terminated.

                  (f) Third Party Recoveries. There shall be netted from the amount of any payment for losses required under Section 9.1: (i) the amount of any indemnification actually paid to the indemnified party from an unrelated party with respect of such loss, and (ii) the amount of any insurance proceeds or other cash receipts actually paid to the indemnified party against such loss.

                  (g) Definition of "Losses." For purposes of subsections (b) or
(c) hereof, the term "losses" shall not include any consequential damages, lost profits, expectation damages or similar losses.

         SECTION 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent, Sub or, after the Effective Time of the Merger, the Company, to

                  El Paso Energy Partners, L.P.
                  1001 Louisiana Street
                  Houston, Texas   77002
                  Telephone:  (713) 420-2131
                  Facsimile:  (713) 420-6969
                  Confirm:    (713) 420-2131
                  Attention:  President
                  with a copy to

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  1900 Pennzoil Place - South Tower
                  711 Louisiana Street
                  Houston, Texas   77002
                  Telephone:  (713) 220-5800
                  Facsimile:  (713) 236-0822
                  Confirm:    (713) 220-5800
                  Attention:  J. Vincent Kendrick


                  (b) if to Company Parent and, prior to the Effective Time of the Merger, the Company, to

                  Crystal Holding, Inc.
                  1001 Louisiana Street
                  Houston, Texas 77002
                  Telephone:  (713) 420-2131
                  Facsimile:  (713) 420-6969
                  Confirm:    (713) 420-2131
                  Attention:  President

                  with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  1 New York Plaza
                  New York, New York   10004
                  Telephone:  (212) 859-8000
                  Facsimile:  (212) 859-4000
                  Confirm:    (212) 859-8362
                  Attention:  Gary P. Cooperstein
                              Bryan H. Hall

         SECTION 9.3 Definitions. For purposes of this Agreement:

                  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b) "environmental laws" means, as applicable, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. ("CERCLA"), the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Clean Air Act,

         42 U.S.C. Sections 7401 et. seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. Sections 641 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 et seq., all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation in effect as of the date of this Agreement, or any common law cause of action, contractual obligation, or judicial or administrative decision, order or decree (all as have been amended from time to time) regulating, governing or relating to pollution, contamination and/or protection of the environment or human health.

                  (c) "Internal Reorganization" means the actions taken in connection with the Prior Merger by Company Parent (i) to convert each and every subsidiary of the Company, other than any subsidiary which was a general partnership or limited liability company, into a new single member limited liability company organized under the LLC Act, and (ii) to own or acquire ownership of, or cause a subsidiary to own or acquire ownership of, all Investor Certificates issued under the Hattiesburg Owner Trust Agreement.

                  (d) "knowledge" means, with respect to any matter stated herein to be "to the Company's knowledge," or similar language, the actual knowledge of (i) the Chairman of the Board, the Chief Executive Officer, President, Chief Financial Officer, any Vice President of the Company or Company Parent or any person that has responsibility for managing a functional area of the Company and (ii) employees, consultants, advisors and other representatives of El Paso Corporation that comprise the working group responsible for the Prior Merger; and with respect to any matter stated herein to be "to Parent's knowledge," or similar language, the actual knowledge of the Chairman of the Board, the Chief Executive Officer, President, any Vice President, Chief Financial Officer or General Counsel of the General Partner or Parent.

                  (e) "loss" or "losses" means any actions, claims, settlements, judgments, demands, Liens, losses, damages, fines, Tax, penalties, interest, costs, expenses (including, without limitation, expenses attributable to the defense of any actions or claims), attorneys' fees and liabilities.

                  (f) "material adverse effect" or "material adverse change" means, when used in connection with the Company, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), financial performance or results of operations of the Company and its subsidiaries, taken as a whole, provided, however, that no such change or effect shall be deemed to have occurred to the extent such change or effect arises from conditions generally affecting the oil and gas or electric power generation industries or from the United States or global economies. The term "material adverse effect" means, when used in respect of Parent or Sub, any material adverse effect on the ability of Parent or Sub to consummate the transactions contemplated by this Agreement.

                  (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity;

                  (h) "Units" means the limited partnership interest represented by 170,000 units of Series B 10% Cumulative Redeemable Units of Parent issued pursuant to the Partnership Agreement in accordance with the Unit Terms; and

                  (i) a "subsidiary" of any person means any corporation, partnership, association, joint venture, limited liability company or other entity in which such person directly or indirectly owns over 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of directors or other governing body of such other legal entity. Notwithstanding the foregoing, Hattiesburg Gas Storage Company, a Delaware partnership, is a subsidiary of the Company for purposes of this Agreement.

         SECTION 9.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         SECTION 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein and the schedules attached hereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Section 5.5, are not intended to confer upon any person other than the parties any rights or remedies hereunder.

         SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except that matters pertaining to the Merger shall be governed by the Applicable Acts to the extent of their applicability.

         SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Company Parent, Parent and/or Sub may assign all or any of their respective rights and obligations hereunder (including without limitation the right to receive (i) Units under Section 1.7(c), and (ii) Unit Certificates under Section 2.1(a)), to any affiliate, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this

Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 9.9 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any district court of the United States located in the States of Texas (Southern District only), or Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal district court sitting in the Southern District of Texas or any Federal or state court sitting in the State of Delaware in the event any dispute between the parties hereto arises out of this Agreement solely in connection with such a suit between the parties, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than such a Federal or state court.

         SECTION 9.10 Performance by Sub. Parent hereby agrees to cause Sub to comply with its obligations under this Agreement.

         SECTION 9.11 Restrictions on Subsequent Transfers of Units. The parties hereto acknowledge that, when issued, the Units will not be freely transferable by the holders thereof. The rights of holders of Units to transfer the Units will be subject to restrictions imposed by the Partnership Agreement, the Registration Rights Agreement and federal and state securities laws. In addition, the Units will have no established trading market and will not be listed on any securities exchange. As a result, there is no expectation that an active trading market will develop for the Units.

         SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13 Joint and Several Obligations. Notwithstanding anything to the contrary in this Agreement:

                  (i) the covenants and other obligations of, and the representations and warranties made by or attributable to, either Company Parent or the Company pursuant to this Agreement shall be deemed to be covenants and other obligations of, and representations and warranties made by and attributable to, both of Company Parent and the Company, jointly and severally, and either Parent or Sub shall have the right to pursue remedies against either or both of such parties without any obligation to give notice to or pursue the other such party.

                  (ii) the covenants and other obligations of, and the representations and warranties made by or attributable to, either Parent or Sub pursuant to this Agreement shall be deemed to be covenants and other obligations of, and representations and warranties made by and attributable to, both of Parent and Sub, jointly and severally, and either Company Parent or the Company shall have the right to pursue remedies against either or both of such parties without any obligation to give notice to or pursue the other party.

                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, Parent, Sub, Company Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                     EL PASO ENERGY PARTNERS, L.P.


                                     By:   /s/ KEITH FORMAN
                                        --------------------------------------
                                     Name:     Keith Forman
                                          ------------------------------------
                                     Title:    Chief Financial Officer
                                           -----------------------------------


                                     EL PASO PARTNERS ACQUISITION, L.L.C.


                                     By:   /s/ KEITH FORMAN
                                        --------------------------------------
                                     Name:     Keith Forman
                                          ------------------------------------
                                     Title:    Chief Financial Officer
                                           -----------------------------------


                                     CRYSTAL HOLDING, INC.


                                     By:   /s/ JEFFREY A. BALLEW
                                        --------------------------------------
                                     Name:     Jeffrey A. Ballew
                                          ------------------------------------
                                     Title:    Executive Vice President
                                           -----------------------------------


                                     CRYSTAL GAS STORAGE, INC.


                                     By:    /s/ JEFFREY A. BALLEW
                                        --------------------------------------
                                     Name:      Jeffrey A. Ballew
                                          ------------------------------------
                                     Title:     Executive Vice President
                                           -----------------------------------



EXHIBITS
Exhibit A: Unit Terms
Exhibit B: Form of Registration Rights Agreement

SCHEDULES
Schedule 1:  Company Disclosure Document